                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549




                                  FORM 8-K

                               Current Report

                     Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported)   August 15, 1997



                           BRANDYWINE REALTY TRUST
           (Exact name of registrant as specified in its charter)



           MARYLAND                           1-9106                       23-2413352
           --------                           ------                       ----------
(State or other jurisdiction of      (Commission file number)     (I.R.S. Employer Identification
        incorporation)                                                        Number)



          16 Campus Boulevard, Newtown Square, Pennsylvania  19073
                  (Address of principal executive offices)


                               (610) 325-5600
            (Registrant's telephone number, including area code)



                              Page 1 of 4 pages



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 Item 5.  Other Events


         On August 15, 1997, Brandywine Operating Partnership, L.P. (the "Operating Partnership"), a limited partnership of which Brandywine Realty Trust (the "Company") is the sole general partner, acquired two office properties located in Fort Washington, Pennsylvania ("500 and 501 Office Center Drive" or the "Properties") containing approximately 211,000 net rentable square feet. As of August 15, 1997, the Properties were approximately 97% leased to 45 tenants. Advanta and Aetna Insurance each individually occupy more than 10% of the total net rentable area of the Properties.

         The purchase price for 500 and 501 Office Center Drive totaled $16.9 million. The Operating Partnership paid the purchase price and closing expenses using borrowings under its existing revolving credit facility.

         The seller of 500 and 501 Office Center Drive, Canada Life Assurance Company (the "Seller"), is a party unaffiliated with the Company and the Operating Partnership. The Company based its determination of the purchase price of the Properties on the expected cash flow, physical condition, location, competitive advantages, existing tenancies and opportunities to retain and attract additional tenants. The purchase price was determined by arm's-length negotiation between the Company and the Seller.


















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         The table set forth below shows certain information regarding rental rates and lease expirations for 500 and 501 Office Center Drive.

                         Scheduled Lease Expirations
                      (500 and 501 Office Center Drive)


                                      RENTABLE SQUARE
     YEAR OF     NUMBER OF LEASES     FOOTAGE SUBJECT    FINAL ANNUALIZED           PERCENTAGE OF TOTAL
      LEASE      EXPIRING WITHIN        TO EXPIRING      BASE RENT UNDER        FINAL ANNUALIZED BASE RENT
   EXPIRATION    THE YEAR AT (1)           LEASES        EXPIRING LEASES (2)       UNDER EXPIRING LEASES
   ----------    ----------------     ---------------    -------------------    --------------------------
       1997             16                 86,207           $   833,515                    40.6%
       1998             16                 44,521               443,547                    21.6%
       1999              9                 24,363               258,130                    12.6%
       2000              8                 33,970               354,531                    17.3%
       2001              2                 13,066               137,173                      --
       2002              1                  2,604                27,342                     1.3%
       2003             --                   --                    --                        --
       2004             --                   --                    --                        --
       2005             --                   --                    --                        --
   2006 and
 Thereafter             --                   --                    --                        --
                     --------             -------             ---------                 --------

    Total               52                204,731           $ 2,054,238                   100.0%
                     --------             -------             ---------                 --------
                     --------             -------             ---------                 --------





(1) A lease is considered to expire if, and at any time, it is terminable by the tenant without payment of penalty or premium.

(2) "Final Annualized Base Rent" for each lease scheduled to expire represents the cash rental rate in the final month prior to expiration multiplied by twelve.



         After giving effect to the acquisition of 500 and 501 Office Center Drive, the Company's portfolio consists of 76 office properties and 9 industrial properties that contain an aggregate of approximately 5.3 million net rentable square feet.





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SIGNATURE
---------


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                             BRANDYWINE REALTY TRUST


Date:  August 22, 1997       By:  /s/ Gerard H. Sweeney
       ---------------           --------------------------------------------
                             Gerard H. Sweeney, President and Chief Executive
                             Officer
                             (Principal Executive Officer)





Date:  August 22, 1997       By:  /s/ Mark S. Kripke
       ---------------           --------------------------------------------
                             Mark S. Kripke, Chief Financial Officer and
                             Secretary
                             (Principal Financial and Accounting Officer)










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